CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

US Parts Online, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated February 28, 2013, with respect to the financial statements of US Parts Online, Inc. in its registration statement Form S-1/A relating to the registration of 8,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Schaumburg, IL

February 28, 2013

1107 Brunswick Harbor

Schaumburg, IL  60193

630.277.2330